UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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DSP GROUP, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
MICHAEL BORNAK
NORMAN J. RICE, III
NORMAN P. TAFFE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP (“Starboard Value LP”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2013 annual meeting of stockholders of DSP Group, Inc., a Delaware corporation.

On June 6, 2013, Starboard Value LP issued the following press release:

STARBOARD ISSUES STATEMENT TO DSP GROUP SHAREHOLDERS

Extremely Gratified by Strong Public Endorsements From Two of DSP’s Largest Shareholders for Election of All Three Starboard Director Nominees at Upcoming Annual Meeting

Urges All Shareholders to Vote the WHITE Proxy Card Today to Elect Starboard’s Nominees to Help Improve Profitability and Enhance Shareholder Value at DSP

New York, NY – June 6, 2013 – Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of DSP Group, Inc. (“DSP” or “the Company”) (NASDAQ: DSPG) beneficially owning approximately 10.1% of its outstanding common stock, today issued a statement to DSP shareholders following an announcement by Roumell Asset Management, LLC (“Roumell Asset Management”), one of the Company’s largest shareholders, that it is supporting the election of all three of Starboard’s highly qualified director candidates at the Company’s upcoming 2013 Annual Meeting (the “Annual Meeting”).  Roumell Asset Management’s public endorsement of Starboard’s full slate follows the May 14, 2013 announcement by Nokomis Capital, LLC (“Nokomis Capital”), which owns approximately 6.3% of DSP’s outstanding shares, that it is supporting Starboard’s full slate by voting all of their shares on Starboard’s WHITE proxy card.

Starboard’s statement to DSP shareholders:

“We are less than one week away from the Annual Meeting, where DSP’s shareholders will have the choice of either supporting the Company’s director nominees, with their record of excessive spending, failed product development, poor corporate governance, and destruction of shareholder value, or supporting our three highly qualified nominees who have the experience, the independence, and the determination to work diligently to ensure that the Company is run solely in the best interest of all shareholders.  We think the choice is clear and are encouraged by the strong support we have received from shareholders during this election contest, including public support from two of the Company’s largest shareholders, Roumell Asset Management and Nokomis Capital.

Earlier today, Roumell Asset Management, a significant DSP shareholder with approximately 4.5% of the outstanding shares, issued a press release announcing its support for all three of Starboard’s director nominees on our WHITE proxy card.  In its press release, Roumell Asset Management stated:

‘After a very deliberate process we have decided to support Starboard’s nominees to the company’s board.  In our review of Starboard’s history, they have constructively added value, acted responsibly and always pursued a thoughtful approach to realizing value for shareholders.’

Roumell Asset Management’s announcement follows last month’s announcement by Nokomis Capital, another significant DSP shareholder with approximately 6.3% of the Company’s outstanding shares, that it will vote all of its shares on Starboard’s WHITE proxy card to elect all three of Starboard’s director nominees.  In its press release, Nokomis Capital stated:

‘Nokomis Capital believes electing the Starboard-nominated directors is in the best long-term interests of shareholders and will be voting all shares under its control accordingly.’

We are extremely pleased that both Roumell Asset Management and Nokomis Capital have announced their support for the election of our director nominees at the Annual Meeting.  Since we first publicly announced our position in DSP, we have been greatly encouraged by the support of our fellow shareholders who understand that change is desperately needed at DSP to address the consistent failure of the Board and its leadership to represent the best interests of DSP’s shareholders.

Unfortunately, the Board has resorted to running a campaign based upon scare tactics, publication of false and misleading information, and late-hour reactionary changes in an attempt to sway shareholders in this election contest.  Institutional Shareholder Services, Inc. has seen the Board’s recent actions for the reactionary changes they are, and concluded in its report regarding this election contest that ‘the reactive nature of their adoption creates more concern about the board’s leadership, rather than the confidence in a truly proactive sense of accountability for which shareholders might have hoped’ and that the actions of the Board ‘rais[e] the question of whether the hearts and minds are more committed to reform than to proxy contest tactics.’

It is deeply gratifying to know that several of the Company’s largest shareholders, including Roumell Asset Management and Nokomis Capital, have similarly seen through the Board’s misleading statements and recent actions and have resolved to help us effect much needed change at DSP.

As one of DSP’s largest shareholders, our interests are directly aligned with the best interests of all shareholders.  Starboard’s involvement at DSP has already contributed to increased oversight and a sharper focus on operational improvements.  However, there is still room for much more improvement at DSP, and we believe additional representation on the Board is absolutely necessary to ensure that the Board and management continue to remain singularly focused on enhancing value for the benefit of all shareholders when the election contest is over.

Our nominees are highly qualified, capable and ready to serve shareholders and to help make DSP a stronger, more profitable, and ultimately, more valuable company.  By electing our nominees, shareholders can ensure that the Board and management are held accountable for the Company’s failures and are dedicated to examining the Company’s business strategy and taking whatever actions are necessary to turn the Company around.

If you share our desire to help turn DSP around, then please follow the lead of Roumell Asset Management and Nokomis Capital and vote the WHITE proxy card to elect all three Starboard nominees – Michael Bornak, Norman J. Rice, III, and Norman P. Taffe – as Class I directors at the Annual Meeting.  If you have already voted to support the Company’s nominees, there is still time to change your mind and vote for our nominees.

We strongly urge all shareholders to elect all three of our nominees at the upcoming Annual Meeting.  We look forward to your support.

Vote the WHITE proxy card today for change that will create value at DSP!”

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

If you have any questions, require assistance with submitting your WHITE proxy card or need additional copies of the proxy materials, please contact:

Okapi Partners
Bruce H. Goldfarb / Patrick McHugh
(212) 297-0720
(877) 869-0171 (toll-free)